UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION

                             Washington, D.C. 20549



                                    FORM 8-K


                Current Report Pursuant to Section 13 or 15(d) of
                       the Securities Exchange Act of 1934


       Date of Report (Date of earliest event reported): January 15, 2009


                                West Marine, Inc.

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             (Exact name of registrant as specified in its charter)


       Delaware                    0-22512                   77-0355502
   -----------------            ---------------          ------------------
  (State or other               (Commission              (I.R.S. Employer
   jurisdiction of               File Number)             Identification No.)
   incorporation)


                               500 Westridge Drive
                          Watsonville, California 95076

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          (Address of Principal Executive Offices, Including Zip Code)


                                 (831) 728-2700

                             -----------------------

              (Registrant's Telephone Number, Including Area Code)



Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ] Written communications pursuant to Rule 425 under the Securities Act
    (17 CFR 230.425)
[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act
    (17 CFR 240.14a-12)
[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the
    Exchange Act (17 CFR 240.14d-2(b))
[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 2.02. Results of Operations and Financial Condition.

On January 15, 2009, West Marine, Inc. announced its net sales for the 14-week period (fourth quarter) ended January 3, 2009 and for the 53-week period (fiscal year) ended January 3, 2009. A copy of this press release is attached hereto as
Exhibit 99.1.

The press release also contains disclosure of preliminary adjusted net loss per share for the 2008 fiscal year, which is not a measure of financial performance calculated in accordance with accounting principles generally accepted in the United States ("GAAP"). The press release contains a tabular reconciliation of adjusted net loss per share for the 2008 fiscal year to our preliminary estimate of net loss per share that is calculated in accordance with GAAP. Management believes that adjusted net loss per share provides useful data to evaluate our financial performance from year-to-year and uses this measure for such purpose. Our adjusted net loss per share should not be considered as an alternative to net loss per share as an indicator of West Marine's financial performance. This non-GAAP financial measure may not be comparable to similarly titled measures used by other companies.

The information required to be furnished pursuant to Item 2.02 and as Exhibit
99.1 of this report shall not be deemed to be "filed" for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), or otherwise subject to the liability of that section, except if we specifically incorporate it by reference into a filing under the Securities Act of 1933, as amended, or the Exchange Act.


Item 9.01.   Financial Statements and Exhibits.

             (a) Not Applicable.

             (b) Not Applicable.

             (c) Not Applicable.

             (d) Exhibit:

                 99.1  Press Release dated January 15, 2009
                       (furnished pursuant to Item 2.02).

                                    SIGNATURE

    Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.



                                      WEST MARINE, INC.



Date:  January 15, 2009               By: /s/ Thomas R. Moran
                                          ----------------------------------
                                          Thomas R. Moran
                                          Senior Vice President and
                                          Chief Financial Officer

                                                                    Exhibit 99.1


[West Marine Logo]

Contact:  West Marine, Inc.
Tom Moran, Senior Vice President and Chief Financial Officer
(831) 761-4229


                WEST MARINE REPORTS FOURTH QUARTER 2008 SALES AND
         PRELIMINARY 2008 RESULTS BETTER THAN PREVIOUSLY-ISSUED GUIDANCE

WATSONVILLE, CA, January 15, 2009 - West Marine, Inc. (Nasdaq: WMAR) today reported net sales for the fourteen weeks ended January 3, 2009 of $111.1 million, a decrease of $7.2 million, or 6.1%, from net sales of $118.3 million for the thirteen weeks ended December 29, 2007, primarily due to a $4.9 million decrease in comparable store sales. Comparable store sales for the fourth quarter decreased 5.1%. As compared to the corresponding fourteen-week period a year earlier, comparable store sales decreased 9.9%.

Net sales for the fifty-three weeks ended January 3, 2009 were $631.3 million, a decrease of $48.3 million, or 7.1%, from net sales of $679.6 million for the fifty-two weeks ended December 29, 2007, primarily due to a $38.2 million decrease in comparable store sales and a $7.1 million sales decrease attributable to stores that were closed in 2007. Comparable store sales for the fifty-three weeks ended January 3, 2009 do not include net sales of $6.4 million from new stores and $7.3 million from remodeled or expanded stores. Comparable store sales for the fifty-three weeks ended January 3, 2009 decreased 6.8%. As compared to the corresponding fifty-three week period a year earlier, comparable store sales decreased 7.6%.

Net sales attributable to our Stores segment for the fourth quarter of 2008 were $95.3 million, a decrease of $6.1 million, or 6.0%, compared to the thirteen weeks ended December 29, 2007. The sales decrease primarily was due to a $4.9 million decrease in comparable store sales. Port Supply (wholesale) segment sales through the distribution centers for the fourth quarter of 2008 were $7.7 million, a decrease of $0.1 million, or 1.2%, compared to the thirteen weeks ended December 29, 2007. Port Supply sales to wholesale customers through our retail store locations are included in the Stores segment. Net sales in the Direct Sales segment for the fourth quarter of 2008 were $8.1 million, a decrease of $1.0 million, or 10.6%, compared to same period last year.

Geoff Eisenberg, Chief Executive Officer of West Marine, said, "Sales levels in the fourth quarter were in line with our expectations. While the challenging economic conditions which have affected boat usage and thus our customer traffic and sales, were very difficult, we are pleased with our overall sales performance in Q4 and for 2008 in total. Through the outstanding efforts of our Associates, we have successfully completed the restructuring effort announced earlier this year, and we are well prepared for 2009. We remain focused on execution, managing both operating and capital expenses, and generating cash flow, which are all especially critical during these turbulent times."

PRELIMINARY 2008 RESULTS

West Marine also announced today that its preliminary estimate of 2008 full year results is an after-tax loss range of $0.44 to $0.50 cents per share. This is an improvement compared to previously-communicated guidance of an after-tax loss of $0.55 to $0.65 per share. The revised range does not include the following:

-- Restructuring charges of approximately $0.31 per share, which includes costs associated with:

         -- closing underperforming stores;
         -- closing one of three distribution centers;
         -- implementing staffing and service model changes in the
            Port Supply wholesale business;
         -- closing of the Largo, Florida call center; and -- expense cuts and process streamlining in support and overhead functions.

-- The $14.8 million non-cash deferred tax valuation allowance recorded during the year, together with an associated decrease in the effective tax rate to 3.0%, resulting in an impact of approximately $1.09 per share.

Including the above items, West Marine anticipates an after-tax loss of $1.84 to $1.90 per share for fiscal 2008. In addition, the impact of the ongoing SEC investigation is not included and is reported separately in the reconciliation table at the end of this release.

This improvement in results was driven by lower-than-expected restructuring charges and reduced operating expenses.

The results expectations and estimated charges presented in this release are preliminary and unaudited, and may change as the company finalizes its fiscal year 2008 financial statements. Final, audited results will be reflected in the company's Form 10-K for the fiscal year ended January 3, 2009.

ABOUT WEST MARINE

West Marine, the largest specialty retailer of boating supplies and accessories, has 344 stores located in 38 states, Puerto Rico, Canada and a franchised store located in Turkey. Our catalog and Internet channels offer customers approximately 50,000 products and the convenience of exchanging catalog and Internet purchases at our store locations. Our Port Supply division is one of the largest wholesale distributors of marine equipment serving boat manufacturers, marine services, commercial vessel operators and government agencies. For more information on West Marine's products and store locations, or to start shopping, visit westmarine.com or call 1-800-BOATING (1-800-262-8464).

SPECIAL NOTE REGARDING FORWARD-LOOKING STATEMENTS

This press release includes "forward-looking statements" within the meaning of
Section 21E of the Securities Exchange Act of 1934, including statements concerning earnings expectations and statements that are predictive or express expectations that depend on future events or conditions that involve risks and uncertainties. These forward looking statements include, among other things, expectations relating to our ability to manage operating and capital expenses in a challenging economic environment and expectations relating to our financial results, as well as facts and assumptions underlying these expectations. Actual results may differ materially from the preliminary expectations expressed or implied in these forward-looking statements due to various risks, uncertainties or other factors, including those set forth in West Marine's Form 10-K for the fiscal year ended December 29, 2007 and in its Form 10-Q for the quarter ended September 27, 2008. Except as required by applicable law, West Marine assumes no responsibility to update any forward-looking statements as a result of new information, future events or otherwise.

NON-GAAP FINANCIAL INFORMATION
This press release contains non-GAAP financial measures within the meaning of Regulation G promulgated by the SEC, including adjusted net loss per share for fiscal year 2008. We have reconciled this non-GAAP financial measure to the most directly comparable GAAP financial measure in the table set forth below. We believe that this non-GAAP financial measure provides meaningful supplemental information for investors regarding the performance of our business and facilitates comparisons. This non-GAAP measure should be considered as a supplement to, and not as a substitute for, or superior to, financial measures calculated in accordance with GAAP.


                  Reconciliation of Non-GAAP Financial Measures
                           (Preliminary and Unaudited)


                                                    Fiscal Year Ended
                                                     January 3, 2009
                                                   ------------------


GAAP net loss per share                            ($1.90) to ($1.96)
SEC investigation expense                                 $0.06
                                                   ------------------
Non-GAAP net loss per share excluding
SEC investigation expense                          ($1.84) to ($1.90)
                                                   ==================


Store closures and other restructuring costs              $0.31
Deferred tax asset valuation allowance
and 3% effective tax rate                                 $1.09
                                                   ------------------
Non-GAAP adjusted net loss per share               ($0.44) to ($0.50)
                                                   ==================